Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Mexico Equity and Income Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Mexico Equity and Income Fund, Inc. for the period ended January 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Mexico Equity and Income Fund, Inc. for the stated period.

/s/ Maria Eugenia Pichardo Principal Executive Officer, The Mexico Equity and Income Fund, Inc.	/s/ Ximena Esparza Principal Financial Officer, The Mexico Equity and Income Fund, Inc.
Dated: April 10, 2025	April 10, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Mexico Equity and Income Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.